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                                                                  Exhibit 10.14a

                       AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS AMENDMENT TO EMPLOYMENT AGREEMENT, by and between JOHN Q. HAMMONS
HOTELS, INC., a Delaware Corporation (the "Company"), and MEL J. VOLMERT (the "Executive"), dated as of the 28th day of July, 1996.

                         W I T N E S S E T H  T H A T:

     WHEREAS, Executive and Company entered into an Employment Agreement dated January 28, 1994, which expires on January 27, 1997, unless renewed by Executive and Company (the "Employment Agreement"), and

     WHEREAS, Executive and Company wish to amend certain terms of the Employment Agreement beginning on January 28, 1997, for a one (1) year term rather than renew the Employment Agreement on its current terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby amend the Employment Agreement as of January 28, 1997, as follows:

     1.   Paragraph 1 of the Employment Agreement, entitled Offer and Acceptance
                                                            --------------------
of Employment is hereby amended in its entirety to read as follows:
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          "Commencing on January 28, 1997, (the "Effective Date"), the Company
          agrees to and hereby does, employ Executive as its Executive Vice President-Finance and Chief Financial Officer. Executive hereby accepts employment in that capacity and agrees to discharge faithfully, diligently, and to the best of his ability the responsibilities of that position commencing on Effective Date for a period of one (1) year (the "Employment Term") and continuing thereafter from year to year (a "Renewal Term") provided that either the Company or Executive may terminate that employment at the end of the Employment Term or any
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          Renewal Term by giving the other not less than six (6) months prior written notice of that termination."

     2.   Paragraph 3 of the Employment Agreement, entitled Compensation is
                                                            ------------
hereby amended in its entirety to read as follows:

          "The following provisions apply during the time the Executive is employed by the Company:

          (a)   Base Salary. During the Employment Term, the Executive shall
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          receive a base salary equal to Two Hundred Thousand Dollars
          ($200,000.00) (the "Base Salary") payable in accordance with the Company's normal payroll practices for salaried employees. The Base Salary shall be reviewed annually and may be increased (but not decreased) in the course of each such review. Under no circumstances shall any increase in the Base Salary (i) limit or reduce any other obligation to the Executive under this Agreement or (ii) be later reduced or eliminated, once effective.

          (b)   Annual Bonus. Executive may receive an additional Annual Bonus
                ------------
          in an amount not to exceed Seventy-Five Thousand Dollars ($75,000.00) as determined by the Compensation Committee of the Company in accord with criteria to be agreed upon between the Compensation Committee and Executive unless a performance based bonus plan has been adopted for all of the officers of the Company, in which event the criteria of that plan shall be followed by the Compensation Committee. Each Annual Bonus shall be determined and accrued as of the end of the fiscal year for which the Annual Bonus is awarded and paid no later than April 1 of the following year, unless the Executive shall otherwise timely elect to defer the receipt of the Annual Bonus under any deferred compensation plan of the Company then in effect.

          (c)   Savings and Retirement Plans. In addition to the Base Salary and
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          Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate, during the Employment Term and any Renewal Term, in all savings and retirement plans or programs applicable to other key executives of the Company.

          (d)   Welfare Benefit Plans. During the Employment Term and any
                ---------------------
          Renewal Term, the Executive, and the Executive's dependents as to medical and dental benefits, shall be eligible to participate in and shall receive all benefits under each welfare benefit plan of the Company, including, without limitation, all medical, dental, disability (at least
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          $250,000), group life (at least $250,000), accidental death and travel accident (at least $250,000) insurance plans and programs of the Company.

          (e)   Expenses. During the Employment Term and any Renewal Term, the
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          Executive shall be entitled, upon submission of proper substantiation, to receive reimbursement for all reasonable business-related expenses actually paid or incurred by the Executive in connection with the discharge of his duties hereunder and in the promotion of the business of the Company.

          (f)   Fringe Benefits. During the Employment Term and any Renewal
                ---------------
          Term the Executive shall be entitled to fringe benefits in accordance with the policies of the Company.

          (g)   Vacation. During the Employment Term and any Renewal Term, the
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          Executive shall be entitled to paid vacation in accordance with the policies of the Company with respect to other key executives of the Company."

     3.   Paragraph 6 (d) of the Employment Agreement, entitled Obligations of
                                                                --------------
the Company Upon Termination; Termination or Failure to Renew Without Cause is
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hereby amended in its entirety to read as follows:

          "If the Company shall give notice of non-renewal under Section 1, which shall include proposing changes in compensation and terms which are unacceptable to Executive, or terminate the Executive's employment with the Company without cause:

          (i) The Company shall pay to the Executive at the time of termination, the balance of the Employment Terms' salary which has not been paid and an amount equal to Two Hundred Seventy-Five Thousand Dollars ($275,000.00); and

          (ii) The Company shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse, or cause to be paid or reimbursed, to the Executive any business related costs and expenses paid or incurred by the Executive on or before the date of termination which would have been payable under Section 3(f) if the Executive's employment had not terminated; and

          (iii) Until the six-month anniversary of the Executive's termination, the Company shall continue benefits (or equivalent coverage) to the Executive and/or the Executive's family at least equal to those which would have been
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          provided to them in accordance with the plans, programs and policies described in Sections 3(c) and 3(d) of this Agreement if the Executive's employment had not been terminated."

     4. Paragraph 7 of the Employment Agreement, entitled Non-Competition is hereby deleted in its entirety.

     5. Each and every other term and provision of the Employment Agreement, except those that have been specifically amended by this Amendment, are hereby reaffirmed and ratified and will continue to be effective, along with the amendments contained herein, on and after January 28, 1997.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                         JOHN Q. HAMMONS HOTELS, INC.



________________________________         By _________________________________
MEL J. VOLMERT                     Its:  Chairman of the Board